EXHIBIT 7.

                         CONSENT OF FRANK A. CAMP, ESQ.

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                                 PFL Letterhead



May 27, 1999

PFL Life Insurance Company
4333 Edgewood Road, NE
Cedar Rapids, Iowa  52499

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-68087) for the PFL Life Insurance Company Legacy Builder Variable Life Separate Account, as filed with the Securities and Exchange Commission.

/s/ FRANK A. CAMP
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Frank A. Camp
Vice President and Division
General Counsel